Exhibit 99.h(2)(f)

SCHEDULE D
TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
 BETWEEN VCM, THE VICTORY PORTFOLIOS AND
THE VICTORY VARIABLE INSURANCE FUNDS

TRUSTS AND FUNDS

The Victory Portfolios

1.              Balanced Fund, Classes A, C, I and R Shares

2.              Diversified Stock Fund, Classes A, C, I, R, R6 and Y Shares

3.              Dividend Growth Fund, Classes A, C, I, R and Y Shares

4.              Emerging Markets Small Cap Fund, Classes A, C, I and Y Shares

5.              Established Value Fund, Classes A, I, R, R6 and Y Shares

6.              Fund for Income, Classes A, C, I, R and Y Shares

7.              Global Equity Fund, Classes A, C and I Shares

8.              Integrity Mid-Cap Value Fund, Classes A, and Y Shares

9.              Integrity Micro-Cap Equity Fund, Classes A, C, R, and Y Shares

10.       Integrity Micro-Cap Equity Fund, Classes A, C, R, and Y Shares

11.       Integrity Small/Mid-Cap Value Fund, Classes A, and Y Shares

12.       International Fund, Classes A, C, I, R6 and Y Shares

13.       International Select Fund, Classes A, C, I and Y Shares

14.       Investment Grade Convertible Fund, Classes A and I Shares

15.       Large Cap Growth Fund, Classes A, C, I, R and Y Shares

16.       Munder Emerging Markets Small-Cap Fund, Classes A  and Y Shares

17.       Munder Growth Opportunities Fund, Classes A, C, R and Y Shares

18.       Munder Index 500 Fund, Classes A, R  and Y Shares

19.       Munder International Fund-Core Equity, Classes A, C, I  and Y Shares

20.       Munder International Small-Cap Fund, Classes A, C, I, R6 and Y Shares

21.       Munder Mid-Cap Core Growth Fund, Classes A, C, R, R6, and Y Shares

22.       Munder Total Return Bond Fund, Classes A, C, and Y Shares

23.       National Municipal Bond Fund, Classes A and Y Shares

24.       Ohio Municipal Bond Fund, Class A Shares

25.       Select Fund, Classes A and I Shares

26.       Small Company Opportunity Fund, Classes A, I, R and Y Shares

27.       Special Value Fund, Classes A, C, I, R and Y Shares

The Victory Variable Insurance Funds

1.              Diversified Stock Fund

As of May 22, 2014